Exhibit 10.1

SHAREHOLDERS AGREEMENT
dated as of November 14, 2023
by and among
HAMILTON INSURANCE GROUP, LTD.
and
THE PARTIES SET FORTH ON SCHEDULE A HERETO

7.	Miscellaneous.		20

	7.1	Binding Effect	20
	7.2	Amendments	20
	7.3	Notices	20
	7.4	Applicable Law	21
	7.5	Counterparts	21
	7.6	Termination	21
	7.7	Entire Agreement	21
	7.8	Severability of Provisions	21
	7.9	Specific Performance	21
	7.1	Jurisdiction	22
	7.11	Waiver of Right to Jury Trial	22
	7.12	No Conflicting Agreement	22
	7.13	Conflicts with Company Organizational Documents	22

SHAREHOLDERS AGREEMENT
This SHAREHOLDERS AGREEMENT, dated as of November 14, 2023, (the “Effective Date”) is made and entered into by and among the shareholders listed on Schedule A hereto (the “Shareholders”) and Hamilton Insurance Group, Ltd., a Bermuda exempted company (the “Company”).
In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.    Definitions.
1.1    Definitions. As used in this Agreement, the following terms shall have the meanings given to them below:
“Action” shall mean any claim, action, cause of action, suit, litigation, arbitration, investigation, inquiry, hearing, charge, controversy, dispute, subpoena, demand, complaint or legal, administrative or other proceeding, at law or in equity, or before or by any Regulatory Agency.
“Affiliate” shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person; provided, however, no Shareholder shall be considered an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement (and nor shall any Person controlling such Shareholder merely by virtue of such control). For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, voting power or otherwise.
“Agreement” shall mean this Shareholders Agreement, as this agreement may be further amended, modified, supplemented or restated from time to time in accordance with its terms after the date hereof.
“Blackstone Investor” shall mean, collectively, BSOF Master Fund L.P. and BSOF Master Fund II L.P., and shall include any Permitted Transferee thereof.
“Blackstone Investor Director” shall have the meaning set forth in Section 3.2(c).
“Board of Directors” shall mean the board of directors of the Company in office at the applicable time.
“Board Shareholder” shall mean any of Shareholder 1, Shareholder 2, the Magnitude Investor or the Blackstone Investor.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City or Hamilton, Bermuda are authorized or required by applicable Law to close.
“Bye-laws” shall mean the bye-laws of the Company, as amended from time to time. “Cause” as it relates to a Director in such capacity, means (i) the Director’s habitual drug or alcohol use that impairs the ability of the Director to perform his or her duties to the Company or any Subsidiary; (ii) the Director’s indictment by a court of competent jurisdiction, or a pleading of “no contest” or guilty, to a felony (or the equivalent if outside the United States); (iii) the Director’s engaging in fraud, embezzlement or any similar conduct with respect to the Company, any Subsidiary, or any assets of the Company or any Subsidiary; (iv) the Director’s wilful and material failure or refusal to perform his or her duties as a Director; or (v) the Director otherwise materially breaches any written policy of the Company or any Subsidiary regarding the conduct of its respective directors in the performance of his or her duties to the Company or any Subsidiary.
“Class A Common Shares” shall mean the Class A common shares, par value $0.01 per share, of the Company.
“Class A Shareholder” shall mean a holder of Class A Common Shares who is a Shareholder.
“Class B Common Shares” shall mean the Class B common shares, par value $0.01 per share, of the Company.
“Class B Shareholder” shall mean a holder of Class B Common Shares who is a Shareholder.
“Class C Common Shares” shall mean the Class C common shares, par value $0.01 per share, of the Company.
“Class C Shareholder” shall mean the holder of Class C Common Shares who is a Shareholder.
“Code” shall mean the United States Internal Revenue Code of 1986, as amended.
“Common Shares” shall mean, collectively, the Class A Common Shares, the Class B Common Shares and Class C Common Shares.
“Company” shall have the meaning set forth in the preamble hereto. “Company Policies” shall have the meaning set forth in Section 3.6(c)(xv).
“Company Securities” shall mean the Company Shares and options, warrants or other rights to acquire Company Shares.
“Company Shares” shall mean the shares of the Company (whether Common Shares or preferred shares of the Company, and whether outstanding or issued or acquired hereafter,

including all shares of the Company issuable upon the exercise of warrants, options or other rights to acquire shares of the Company, or upon the conversion or exchange of any security).
“Effective Date” shall have the meaning set forth in the preamble hereto.
“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“FATCA” shall have the meaning set forth in Section 5.2(a).
“Fiscal Quarter” shall mean the any of the four (4) quarters of a Fiscal Year.
“Fiscal Year” shall be such date as determined by resolution of the Board of Directors from time to time in accordance with the Bye-laws, or, in the case of the last fiscal year, the fraction thereof ending on the date on which the winding up of the Company is completed.
“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time.
“Investment Manager” shall mean Two Sigma Investments, LP or any of its Affiliates.
“IRS” shall mean the United States Internal Revenue Service.
“Law” shall mean any domestic, foreign, federal, national, provincial, state, local or multinational law, statute, treaty, convention, common law, ordinance, code, rule, directive, governmental guideline or interpretation having the force of law, permit, regulation or any order, decree, writ, injunction, judgment, stipulation, determination or award entered by or with any Regulatory Agency.
“Magnitude Investor” shall mean, collectively, Magnitude Master Fund, a sub trust of the Magnitude Master Series Trust, Magnitude Institutional, Ltd., Magnitude Partners Master Fund, L.P., and Magnitude Insurance Master Fund, LLC and shall include any Permitted Transferee of any of the foregoing.
“Magnitude Investor Director” shall have the meaning set forth in Section 3.2(d).
“Material Subsidiary” shall mean any Subsidiary of the Company which, at the relevant time, (together with such Subsidiary’s Subsidiaries) represents ten percent (10%) or more of the net income for the trailing four (4) Fiscal Quarters or, on a book value basis, ten percent (10%) or more of the assets of the Company and its Subsidiaries, taken as a whole.
“Memorandum of Association” shall mean the memorandum of association of the Company, as amended from time to time.

“Permitted Transferee” shall mean, as it relates to any Shareholder, (i) any Affiliate of such Shareholder (other than, in the case of a Shareholder which is, or which is an Affiliate of, a private equity fund, merchant bank, investment firm, or other similar investor, an Affiliate which is a portfolio company of such Shareholder), or (ii) such other Persons that the Board of Directors determines in its reasonable discretion have a substantially similar relationship with the Shareholder as any of the foregoing Persons. Any Shareholder shall be a Permitted Transferee of the Permitted Transferees of itself.
“Person” shall mean an individual, company, corporation, partnership, trust, joint venture, limited liability company, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.
“PFIC” shall have the meaning set forth in Section 5.2.
“Pro Rata Portion” shall mean, with respect to any Shareholder relative to any specified group of shareholders of the Company at any time, (i) the number of Common Shares (or any shares into which the Common Shares are converted, substituted or exchanged) held by such Shareholder at such time, divided by (ii) the number of Common Shares (or any shares into which the Common Shares are converted, substituted or exchanged) held by all members of such group at such time.
“Qualified Majority” shall mean, in the case of a vote of the Board of Directors, (i) a Simple Majority voting in the affirmative and (ii) directors representing less than fifteen percent (15%) of the entire Board of Directors voting in opposition.
“Registration Rights Agreement” shall mean the registration rights agreement, dated as of December 23, 2013, by and among the Company and the Shareholders, as in effect from time to time.
“Regulatory Agency” shall mean any nation, government, court, regulatory, taxing or administrative agency, commission or authority or other legislative, executive or judicial governmental entity, body, agency, official or instrumentality, domestic or foreign, whether federal, national, provincial, state, local or multinational or self-regulatory organization or agency or other similar quasi-governmental regulatory body or arbitration panel, tribunal or arbitrator.
“SEC” shall mean the United States Securities and Exchange Commission. “Securities Act” shall mean the Securities Act of 1933, as amended.
“Shareholder 1” shall mean Sango Hoken Holdings, LLC, and shall include any Permitted Transferee thereof.
“Shareholder 1 Director” shall have the meaning set forth in Section 3.2(a).
“Shareholder 2” shall have mean Hopkins Holdings, LLC, and shall include any Permitted Transferee thereof.

“Shareholder 2 Director” shall have the meaning set forth in Section 3.2(b).
“Shareholder Directors” shall have the meaning set forth in Section 3.2(d).
“Shareholders” shall have the meaning set forth in the preamble hereto.
“Simple Majority” shall mean, (i) in the case of a vote of the Board of Directors, directors representing more than fifty percent (50%) of the directors then in office, and (ii) in the case of a vote of the shareholders of the Company, shareholders of the Company holding more than fifty percent (50%) of the total outstanding voting power of the Voting Securities.
“Sold-Down Board Shareholder” shall have the meaning set forth in Section 3.4(b).
“Sold-Down Board Shareholder Director” shall have the meaning set forth in Section
3.4(b).
“Subsidiary” shall mean, for any Person, any other Person (i) in which it directly or indirectly owns at least fifty percent (50%) of such Person’s voting securities, (ii) that, if a general or limited partnership, limited liability company, association or other business entity, a majority of the general or limited partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (iii) with which it is required to be consolidated under GAAP.
“Subsidiary Securities” shall mean any shares or equity securities of any Subsidiary of the Company, any options, warrants or other rights to acquire any shares or equity securities of any Subsidiary of the Company and any other securities convertible into or exercisable or exchangeable for (or entitling the holder thereof to subscribe for) any shares or equity securities of any Subsidiary of the Company.
“Vacancy Event” shall have the meaning set forth in Section 3.4(a). “Voting Cutback Provisions” shall mean Bye-Law 5 of the Bye-Laws.
“Voting Securities” shall mean the Class A Common Shares and Class B Common Shares and any other securities of the Company entitled to vote together with the Class A Common Shares and Class B Common Shares as a single class on all matters with respect to which the Class A Common Shares and Class B Common Shares are entitled to vote, and subject in each case to the Voting Cutback Provisions.
1.2    Other Definitional and Interpretive Provisions.
(a)    When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or

“including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall,” and the word “will” or “shall” will be construed as imperative. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise specifically indicated, any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States. References to a Person are also to its successors and Permitted Transferees. Each representation, warranty, covenant, agreement and condition contained in this Agreement shall have independent significance.
(b)    The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
(c)    The Board of Directors, acting by a Simple Majority thereof, shall have the power to interpret or construe any term or provision of this Agreement, and all decisions made by a Simple Majority of the Board of Directors in such interpretation or construction shall be binding and conclusive for all purposes.
(d)    The designation of a Person as a Permitted Transferee is being made hereunder solely for the purposes of establishing certain rights as specified herein, including calculations of share ownership relating thereto; provided, however, that in no event shall such designation, in and of itself, (x) create joint or aggregate ownership among Shareholders or impute any joint or aggregate legal or beneficial title of Common Shares among Shareholders or (y) impose any transfer restrictions on the Shareholders.
2.    The Company.
2.1    Name. The name of the Company shall be “Hamilton Insurance Group, Ltd.,” or such other name as may be approved by a Qualified Majority of the Board of Directors may determine and a simple Majority of the shareholders of the Company.
2.2    Place of Business. The principal place of business of the Company shall be located at Wellesley House North, 90 Pitts Bay Road, Pembroke, HM 08, Bermuda, or such other address as a Simple Majority of the Board of Directors may determine.

2.3    Duration. The Company shall continue in existence until its liquidation.
2.4    Title to Company Property. All property of the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Shareholder, in its capacity as such, shall have any direct ownership interest in such property.
2.5    Limited Liability. Except as required by Bermuda Law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Shareholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a shareholder of the Company.
2.6    Purpose. The purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under Bermuda law.
3.    Corporate Governance.
3.1    Number of Directors. Each Shareholder shall, and shall cause its Affiliates to, vote the Voting Securities (whether now or hereafter acquired) owned by such Shareholder or any such Affiliate, as the case may be, or which such Shareholder or any such Affiliate, as the case may be, is entitled to vote, and shall take all such other action within its control, as is reasonably necessary to ensure that the Board of Directors shall consist of such number of directors as is determined from time to time by the Board of Directors in accordance with the terms hereof, including Section 3.6(b)(v), which number of directors shall be not less than eleven (11) or more than fifteen (15).
3.2    Appointment of Directors.
From and after the Effective Date, the following shall govern the appointment of directors of the Company:
(a)    one (1) director (the “Shareholder 1 Director”) may be appointed by Shareholder 1 for so long as Shareholder 1 holds at least five million (5,000,000) Class A Common Shares (which number shall be equitably adjusted for any reclassification, stock split (including reverse stock split), subdivision, combination, exchange or readjustment of Class A Common Shares, or any stock dividend or distribution with a record date following the Effective Date);
(b)    one (1) director (the “Shareholder 2 Director”) may be appointed by Shareholder 2 for so long as Shareholder 2 holds at least five million (5,000,000) Class A Common Shares (which number shall be equitably adjusted for any reclassification, stock split (including reverse stock split), subdivision, combination, exchange or readjustment of Class A Common Shares, or any stock dividend or distribution with a record date following the Effective Date);

(c)    one (1) director (the “Blackstone Investor Director”) may be appointed by the Blackstone Investor for so long as the Blackstone Investor holds at least five million (5,000,000) Class A Common Shares (which number shall be equitably adjusted for any reclassification, stock split (including reverse stock split), subdivision, combination, exchange or readjustment of Class A Common Shares, or any stock dividend or distribution with a record date following the Effective Date); and
(d)    one (1) director (the “Magnitude Investor Director” and, together with the Shareholder 1 Director, the Shareholder 2 Director, and the Blackstone Investor Director, the “Shareholder Directors”) may be appointed by the Magnitude Investor for so long as the Magnitude Investor holds at least 7.5 million (7,500,000) Class B Common Shares (which number shall be equitably adjusted for any reclassification, stock split (including reverse stock split), subdivision, combination, exchange or readjustment of Class B Common Shares, or any stock dividend or distribution with a record date following the Effective Date).
3.3    Removal of Directors. Each Board Shareholder may remove, with or without Cause, the Shareholder Director previously appointed by such Board Shareholder at any time by written notice to the Company. None of the Company, the Board of Directors or any shareholder of the Company shall be permitted to remove a Shareholder Director without the prior written consent of the Board Shareholder that appointed such Shareholder Director, other than for Cause.
3.4    Vacancies.
(a)    Except as provided in, and subject to, Section 3.4(b), in the event a vacancy is created on the Board of Directors by reason of the death, disability, removal (in accordance with Section 3.3 above), resignation, retirement or otherwise (each, a “Vacancy Event”) of any of the Shareholder Directors, the Board Shareholder that appointed such Shareholder Director shall, at any time, be entitled to appoint an individual to replace such Shareholder Director.
(b)    In the event that a Board Shareholder (a “Sold-Down Board Shareholder”) ceases to hold the requisite amount of Company Shares described in Section 3.2 to appoint a Shareholder Director with respect to such Board Shareholder (such director, the “Sold- Down Board Shareholder Director”), then such Sold-Down Board Shareholder shall promptly remove its Shareholder Director from the Board of Directors. If a Vacancy Event occurs with respect to a Sold-Down Board Shareholder Director, such vacancy shall be filled in accordance with the Bye-laws.
3.5    Board Procedures.   The Board of Directors shall follow the following procedures:
(a)    Notice. The Company shall give prior written notice to each director of any meeting of the Board of Directors at least two (2) Business Days prior to such meeting. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except where the Person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not properly called or convened.
(b)    Quorum. Except as otherwise required by applicable Law, the presence of at least a majority of the entire Board of Directors is required for a quorum of the Board of Directors. With respect to any meeting of the Board of Directors, the Board of Directors shall determine whether to make available to each member of the Board of Directors the option to attend such meeting by conference telephone, subject to the tax operating guidelines applicable to the Company in effect at the time of such meeting. If the Board of Directors determines to make available to any director the option to attend a meeting by conference telephone, any member of the Board of Directors may attend any such meeting through use of such means.
(c)    Voting.
(i)    Except as otherwise provided in the Bye-laws or this Agreement, (A) the approval by a vote of a Simple Majority of the Board of Directors or (B) the written consent of all of the directors then in office shall be required for all actions requiring approval of the Board of Directors.
(ii)    Notwithstanding Section 3.5(c)(i), if any director is conflicted with respect to any action requiring approval of the Board of Directors, such director shall be required to promptly disclose the conflict to the other current directors serving on the Board of Directors. Following such disclosure, the Board of Directors may require the conflicted director to abstain from any vote on the conflicted matter, upon approval by a vote of a Simple Majority of the Board of Directors (which vote shall exclude the conflicted director).
(iii)    It is acknowledged and agreed that any vote by the Board of Directors, including in connection with the requirements of Section 3.6(b)(ii), with respect to (A) the retention or termination of the Investment Manager, shall constitute a conflicted matter for the Shareholder 1 Director and the Shareholder 2 Director (and shall require the disclosure and vote described in Section 3.5(c)(ii) with respect to each director), and (B) neither (x) the adoption, modification or termination of any investment policy or guidelines, including the decision to make any investment not in accordance with the then- applicable investment policy, nor (y) any transaction consummated in connection therewith, shall constitute a conflicted matter for the Shareholder 1 Director or the Shareholder 2 Director (and neither shall require the disclosure and vote described in Section 3.5(c)(ii) with respect to either director).
(d)    Insurance. The Company shall maintain directors’ and officers’ liability insurance and fiduciary liability insurance, which, to the extent that coverage is available at a reasonable cost, includes coverage for prior acts, with insurers of recognized financial responsibility in such amounts as the Board of Directors determines to be prudent and customary for the Company’s business and operations.
(e)    Compensation. The Company shall reimburse each director for its reasonable and documented out-of-pocket expenses incurred by such director in connection with attending regular and special meetings of (i) the Board of Directors and any committee thereof and (ii) the board of directors of any Subsidiary of the Company and any committee thereof. The Board of Directors or any committee thereof shall have authority to fix the compensation of the directors, including fees, incentive, stock option and other equity-based compensation, retirement contributions, severance commitments and forgiveness of indebtedness.
3.6    Certain Approvals.
(a)    Except as otherwise expressly provided for herein, the Company shall not, and shall not permit any of its Material Subsidiaries to, directly or indirectly, take any of the following actions without the approval of a Simple Majority of the shareholders of the Company:
(i)    amend or restate (whether by merger, amalgamation, consolidation or otherwise), or waive, any provision of the Memorandum of Association or the Bye-laws or similar organizational documents of the Company or a Material Subsidiary of the Company in any material respect; or
(ii)    agree or otherwise enter into binding commitments to take any actions set forth above (unless subject to the foregoing approval).
(b)    Except as otherwise expressly provided for herein, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the approval of a Qualified Majority of the Board of Directors:
(i)    dissolve, voluntarily liquidate or wind-up the Company;
(ii)    adopt, materially modify or terminate any investment policy, or make any investment not in accordance with any applicable investment policy; provided, however, that the Company may, and may permit any of its Subsidiaries to, immaterially modify such investment policy; provided, further, that, for purposes of this Section 3.6(b)(ii), the retention or termination of the Investment Manager or any successor investment manager or any investment advisor shall be deemed a “material” modification of such investment policy;

(iii)    enter into or consummate any transaction or series of transactions involving any merger, amalgamation, consolidation, exchange, scheme of arrangement, recapitalization or similar business combination transaction other than any merger or consolidation solely between or among any two or more wholly owned Subsidiaries of the Company that are not Material Subsidiaries;
(iv)    enter into or consummate any transaction or series of transactions involving any sale, pledge, transfer or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries;
(v)    change the number of directors which the Board of Directors shall consist of (which number of directors shall be not less than the minimum nor more than the maximum number of directors specified in Section 3.1); or
(vi)    agree or otherwise enter into binding commitments to take any actions set forth above.
(c)    Except as otherwise expressly provided for herein or as otherwise provided for in any charter of any committee of the Board of Directors which has been approved by the Board of the Directors, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the approval of a Simple Majority of the Board of Directors:
(i)    except as otherwise provided for in the Registration Rights Agreement, initiate any registered public offering of Company Shares or shares of any Subsidiary;
(ii)    redeem or repurchase, or cancel, any Company Securities or any Subsidiary Securities;
(1)    recapitalize or reclassify any of the Company Securities, including any stock split, stock dividend, or reverse stock split, or any similar change in capitalization;
(iii)    enter into or consummate any transaction or series of transactions involving (A) the sale, pledge, transfer or other disposition by the Company or any of its Subsidiaries (except those made to manage the investment portfolio of the Company or the applicable Subsidiary in accordance with the applicable investment policy) of assets having a fair market value that equals or exceeds $5,000,000 individually or $10,000,000 in the aggregate in any 12- month period or (B) the purchase, lease, license or other acquisition by the Company or any of its Subsidiaries of any equity interests, business, assets or operations of any other Person for consideration, including liabilities or obligations assumed in connection therewith, that equals or exceeds $5,000,000 individually or $10,000,000 in the aggregate in any 12-month period;
(iv)    enter into any joint venture or similar strategic relationship;
(v)    enter into any bankruptcy or similar proceedings, including assigning any of the assets of the Company or any of its Subsidiaries for the benefit of a creditor;
(vi)    (A) adopt or amend any annual business plan (including any new or discontinued lines of business) or annual budget, (B) deviate in any material respect from any annual business plan approved in accordance with this Section 3.6(c)(vi) except to the extent such deviation arises from the exercise of discretion granted to the Company or such Subsidiary, as applicable, under the Company Policies or (C) in any period subject to an annual budget approved in accordance with this Section 3.6(c)(vi), (1) incur general and administrative expenses or capital expenditures in such period in excess of 110% of the aggregate amount allocated to general and administrative expenses and capital expenditures, respectively, in such annual budget or (2) incur compensation expenses in excess of 110% of the aggregate amount allocated to compensation expenses in such annual budget;
(vii)    appoint or remove any independent auditor of, or any third party actuary who regularly provides an independent review of the reserves of, the Company or any Material Subsidiary;
(viii)    form any Material Subsidiary for any purpose whatsoever or cause or permit any Subsidiary of the Company to form a Material Subsidiary;
(ix)    cause or permit any Subsidiary of the Company the formation or acquisition of which has not been approved by a Simple Majority of the Board of Directors to conduct any operations, obtain any assets, including in connection with the initial capitalization of such Subsidiary, or incur any liabilities or obligations of any nature other than, respectively, administrative operations or immaterial assets, liabilities or obligations, in each case that are incident to and necessary for the formation of such Subsidiary;
(x)    incur or guarantee any indebtedness (including subjecting any assets to secured liens, unsecured credit or credit lines, credit support or guarantees and other contingent obligations, but excluding indebtedness incurred pursuant to debt facilities approved by a Simple Majority of the Board of Directors) over any 12-month period in an aggregate amount in excess of three percent (3%) of the average of the consolidated shareholders equity of the Company and its Subsidiaries, calculated in accordance with

GAAP and consistent with past practice of the Company, for the four quarters ended immediately prior to such transaction;
(xi)    declare, pay or make any dividends or distributions, or set aside funds in order to declare, pay or make any dividends or distributions, other than dividends or distributions by Subsidiaries of the Company to the Company or other Subsidiaries of the Company;
(xii)    commence, settle or compromise any Action or threatened Action that would reasonably be expected to (A) involve payments in excess of one percent (1%) of the consolidated shareholders equity of the Company and its Subsidiaries, calculated in accordance with GAAP and consistent with past practice of the Company as of the quarter end immediately prior to such action, for an individual proceeding, or five percent (5%) of the consolidated shareholders equity of the Company and its Subsidiaries, calculated in accordance with GAAP and consistent with past practice of the Company as of the quarter end immediately prior to such action, in the aggregate, (B) result in any injunction or other remedy affecting the business, operations, finances or management of the Company or any of its Subsidiaries or (C) otherwise be material to the Company or any of its Subsidiaries;
(xiii)    settle or fail to contest any governmental or regulatory investigation, complaint or other Action;
(xiv)    assign or license-out any intellectual property rights;
(xv)    adopt, modify or terminate any of such policies, practices and procedures as a Simple Majority of the Board of Directors may from time to time designate (such designated policies, practices and procedures, collectively, the “Company Policies”), which Company Policies shall initially consist of all risk tolerance, credit risk, reserving, regulatory, underwriting and rating agency policies and all material tax and accounting policies, including any tax operating guidelines; or
(xvi)    agree or otherwise enter into binding commitments to take any actions set forth above.
3.7    Subsidiaries. The Company shall take, and shall cause its Material Subsidiaries to take, such actions to ensure that the provisions of its Material Subsidiaries’ organizational documents applicable to corporate governance reflect the provisions of this Agreement and the Memorandum of Association and the Bye-laws, except, in each case, as may be necessary to comply with applicable Law or any formal or informal regulatory order or directive applicable to the Company or any of its Subsidiaries. The Company shall not, and the Company shall not permit any of its Material Subsidiaries to, take any action that would require approval under Section 3.6 unless any and all requisite approvals of the Board of Directors shall have been obtained in accordance with Section 3.6. Without limiting the foregoing, the

Company shall not, and shall not permit its Subsidiaries to, vote any shares of any Material Subsidiary held by the Company or any such Subsidiary with respect to any matters described in Section 3.6 unless any and all requisite approvals of the Board of Directors shall have been obtained in accordance with Section 3.6.
3.8    Other Agreements. Each Shareholder shall vote, and shall cause its Affiliates to vote, all of the Voting Securities owned by such Shareholder or such Affiliates, as the case may be (whether now or hereafter acquired), or which either is entitled to vote, to ensure that the Memorandum of Association and the Bye-laws are consistent with, and do not at any time conflict with, the provisions of this Agreement; provided, however, that this Agreement, and the application of the terms hereof, shall be consistent with, and will not at any time conflict with, the Voting Cutback Provisions. No Shareholder shall, and each Shareholder shall cause its Affiliates not to, (a) grant any proxy (other than to representatives of the Company to vote in accordance with the provisions of this Agreement), (b) enter into or agree to be bound by any voting trust or voting agreement with respect to any Voting Securities or (c) enter into any shareholder agreements or arrangements of any kind with any Person with respect to any Voting Securities, in the case of each of the foregoing (a) through (c), which results in a failure of the Company Shares held by the Shareholder to be voted in accordance with this Agreement (whether or not such agreements and arrangements are with other Shareholders or holders of Voting Securities that are not parties to this Agreement).
3.9    Non-Voting Observers.
(a)    For so long as a Board Shareholder, together with its Affiliates, (i) is not a Sold-Down Board Shareholder and (ii) does not have a director appointed to the Board of Directors pursuant to Section 3.2(a)-(d), as applicable, such Board Shareholder shall have the right, exercisable by delivering written notice to the Company, to designate a non-voting observer to attend any meetings of the Board of Directors. Each such Board Shareholder shall have the right to remove and replace its non-voting observer at any time and from time to time. The Company shall furnish to each non-voting observer (a) notices of Board of Directors meetings no later than, and using the same form of communication as, notice of Board of Directors meetings are furnished to directors in accordance with this Agreement and the Memorandum of Association and Bye- laws, and (b) copies of the materials with respect to meetings of the Board of Directors which are furnished to directors no later than such materials are furnished to such directors; provided that failure to deliver notice, or materials, to a non-voting observer in connection with such observer’s right to attend and/or review materials with respect to, any meeting of the Board of Directors shall not, of itself, impair the validity of any action taken by the Board of Directors at such meeting. The foregoing observer rights shall also apply with respect to the board of directors of any Material Subsidiary of the Company.
(b)    Each non-voting observer shall be required to execute or otherwise become subject to any codes of conduct (including with respect to confidentiality) of the Company generally applicable to directors of the Company. Notwithstanding the foregoing, the Company reserves the right to exclude any non-voting observer from access to any materials provided to the Board of Directors or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect trade secrets or to comply with applicable law.
3.10    De-Legending.
(a)    Subject to receipt by the Company of customary representations and other documentation from a Shareholder reasonably acceptable to the Company in connection with a Shareholder’s request for de-legending of any Company Shares owned by such Shareholder (including, if requested by the Company, an opinion of counsel to such Shareholder from counsel reasonably acceptable to the Company and the transfer agent in a form reasonably acceptable to the Company and the transfer agent) and following the expiration of the Lock-Up Period (as defined below), the Company agrees to direct the transfer agent to remove any restrictive legends on the Company Shares (and, at such Shareholder’s request if such Shareholder elects not to obtain an opinion of counsel, to use reasonable good faith efforts to obtain from its counsel an opinion of counsel required by the transfer agent to remove such restrictive legends from such Company Shares) and to issue a book-entry position to a holder of such Company Shares by electronic delivery at the applicable balance account at the Depository Trust Company if:
(i)    such Company Shares are registered for resale under the Securities Act (provided, that, if the applicable Shareholder is selling pursuant to an effective registration statement registering the Company Shares for resale, such Shareholder hereby agrees to only sell such Company Shares during such time that such registration statement is effective and not withdrawn, or suspended, and only as permitted by such registration statement, and provided further, that any restrictive legends shall be reinstated at the time that such registration statement is no longer effective or is withdrawn or suspended);
(ii)    such Company Shares are eligible for sale under Rule 144 under the Securities Act, without the requirement of the Company to be in compliance with the current public information required under Rule 144 as to such Company Shares (provided, that the applicable Shareholder provides the Company with any information that the Company deems necessary to determine that the sale of such Company Shares is made in compliance with Rule 144, including, as appropriate, but not limited to, a certification as to facts allowing the Company to determine whether such Shareholder is or is not an affiliate (as defined in Rule 144) of the Company and a certification as to the length of time such Company Shares have been held by the Shareholder); or
(iii)    such legends are not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the U.S. Securities and Exchange Commission).

(b)    For purposes of this Agreement, “Lock-Up Period” shall mean the Holdback Period (as defined in the Registration Rights Agreement) relating to the initial public offering of Company Shares.
3.11    Transfer of Shares. If a Shareholder which holds multiple classes of Company Shares wishes to transfer a portion of its Company Shares, the Shareholder shall be permitted to designate the specific Company Shares that it wishes to transfer and the Company shall observe and give effect to such selection. Without limiting the generality of the foregoing, if a Shareholder holds multiple classes of Company Shares and wishes to prioritize the transfer of shares of a particular class, the Company will effect a transfer on its books and records (or in the case of a registered offering effected in accordance with the Registration Rights Agreement, register) first, those shares of the class designated by the transferring Shareholder and second, shares of another class held by the transferring Shareholder.
4.    [Intentionally Omitted].
5.    Information Rights; Obligations.
5.1    Provision of Certain Information. The Company shall, and shall procure that each Subsidiary shall, provide all information with respect to the Company and its Subsidiaries which is reasonably requested by a Shareholder to enable such Shareholder (or its direct or indirect owners) to comply with their U.S. federal income tax reporting obligations, including rules relating to “controlled foreign corporations” and “passive foreign investment companies” (“PFIC”). Such assistance shall include providing reasonably requested information to enable Shareholders (or their direct or indirect owners) to comply with their obligations under Sections 1248, 6038, 6038B, 6038D, 6046 of the Code, including information relating to earnings and profits as computed for U.S. federal income tax purposes. The Company shall determine annually if it or any of its Subsidiaries is a PFIC or would be a PFIC were such entity a corporation for U.S. federal income tax purposes. If the Company determines that any such corporation is a PFIC or would be a PFIC were it a corporation for U.S. federal income tax purposes, or if any Shareholder (or its direct or indirect owners) makes a “Qualified Electing Fund” election (including a protective election) with respect to its interest in such corporation pursuant to Section 1295 of the Code, the Company shall cause to be furnished to such Shareholder no later than 90 days following the end of the Company’s taxable year the relevant PFIC annual information statement pursuant to U.S. Treasury Regulation Section 1.1295-1(g).
5.2    Shareholder Obligations.
(a)    Each Shareholder agrees to use commercially reasonable efforts to execute properly and to provide to the Company, subject to reasonable confidentiality provisions, in a timely manner any documentation or other information regarding such Shareholder that the Company or its agents may reasonably request in writing from time to time in connection with the Company’s and its Affiliates’ obligations under, and compliance with, applicable Laws and regulations and the Voting Cutback Provisions, including without limitation, applicable tax and securities laws of the United States or any other relevant jurisdiction. Each Shareholder waives any provision under the laws and regulations of any U.S.

or non-U.S. jurisdiction that would, absent a waiver, prevent or inhibit the Company’s compliance with applicable law and the Voting Cutback Provisions as described in this Section 5.2(a), including by preventing either (i) the Shareholder from providing any requested information or documentation, or (ii) the disclosure, subject to reasonable confidentiality provisions, by the Company and its agents of the provided information or documentation to applicable regulatory authorities or as the Company determines is necessary to apply the Voting Cutback Provisions. In particular, but without limitation, each Shareholder agrees to (i) provide any documentation or other information regarding itself and its beneficial owners reasonably requested by the Company or its agents in connection with the disqualification provisions under Rule 506(d) of Regulation D under the Securities Act, which may prohibit the Company from relying on the Rule 506 offering exemption if one or more of its significant equity holders has had a disqualifying event as described in Rule 506(d); and (ii) use commercially reasonable efforts to provide any documentation or other information regarding itself and its beneficial owners requested by the Company or its agents in connection with (A) the Foreign Account Tax Compliance Act provisions enacted under the Hiring Incentives to Restore Employment Act (“FATCA”), and any guidance, or U.S. Treasury Regulations relating thereto and published from time to time as well as any legislation, rules or practices adopted pursuant to any applicable intergovernmental agreement entered into in connection with the implementation of FATCA and (B) determinations, subject to reasonable confidentiality provisions, as to the ownership (direct, indirect, or constructive within the meaning of Section 958 of the Code) of Common Shares by such Shareholder or by any person to which Common Shares may be attributed (indirectly or constructively within the meaning of Section 958 of the Code) as a result of the ownership (direct, indirect, or constructive within the meaning of Section 958 of the Code) of Common Shares by such Shareholder, including the information requested in the sample long form questionnaires attached as Exhibit A hereto.
(b)    Notwithstanding anything to the contrary herein (or in the Memorandum of Association, the Bye-Laws and any other agreement between the parties):
(i)    to the extent the Company reasonably needs the following information with respect to a Class A Shareholder, the parties will use commercially reasonable efforts to agree to a method of providing such information to the Company while addressing any confidentiality concerns of such Class A Shareholder. Such methods may include,
(1)    for purposes of determining “related person insurance income” under Section 953(c) of the Code, having the Company provide a list of insured parties to a Class A Shareholder and have such Shareholder use commercially reasonable efforts to determine, based on the information it has available, whether such insured party is a “U.S. shareholder” of the Company or a “related person” (within the meaning of section 953(c) of the Code) of a U.S. shareholder that invests directly or indirectly in the Company through such Shareholder,

(2)    for purposes of determining the ownership (within the meaning of Section 958 of the Code) of Common Shares by Shareholders (or other Persons), providing information relating to direct and indirect investors in the Class A Shareholder that are “U.S. persons” (as defined under Section 7701(a)(30) of the Code) to a third party accounting or law firm that is acceptable to the parties, provided that such third party accounting or law firm (x) shall only provide to the Company the conclusions that are necessary to implement the Voting Cut Back Provisions (and no identifying information of the direct and indirect investors in the Class A Shareholder), and (y) shall enter into a confidentiality agreement with the Class A Shareholder that is acceptable to such Class A Shareholder, and
(3)    the methods described in this Section 5.2(b)(i) may apply with respect to a Class B Shareholder only as determined by the Company in its sole discretion.
(ii)    no Shareholder will be liable to any other Shareholder (or any Affiliate thereof) or the Company (or any Affiliate thereof), except as provided in the Bye-laws in respect of information requested pursuant to clause (ii)(A) of the final sentence of Section 5.2(a), for any losses or damages resulting from such Shareholder’s failure to respond to, or submission of incomplete, inaccurate or invalid information in response to (A) a request by the Company under this Section 5.2 or (B) any other request for information, the provision (or verification of the accuracy) of which was not within the control of such Shareholder.
(c)    Notwithstanding anything to the contrary herein (including Section 5.2(b), or in the Memorandum of Association, the Bye-laws or any other agreement between the parties), under no circumstance shall Shareholder 1, Shareholder 2, the Blackstone Investor or the Magnitude Investor be required to provide any information (i) not in its possession and that cannot be obtained without incurring significant expense or (ii) that discloses the identity of such Shareholder’s beneficial owners or the identity of such Shareholder’s portfolio investments, and under no circumstance shall such Shareholder be required to indemnify or hold harmless any person from or against any loss, liability, cost or expense (including attorney’s fees and expenses, taxes and penalties) arising as a result, directly or indirectly, from any failure to provide any such information.
6.    Representations and Warranties; Certain Covenants.
6.1    Due Organization; Power and Authority, etc. Each Shareholder, if an entity, represents and warrants that, as of the Effective Date, it was duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction in which it was then organized. Each Shareholder further represents and warrants that, as of the Effective Date, it had all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated herein.

6.2    Authorization; Enforceability. Each Shareholder represents and warrants that, as of the Effective Date, all actions required to be taken by or on behalf of such Shareholder to authorize it to execute, deliver and perform its obligations under this Agreement have been taken and that this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.
6.3    Compliance with Laws and Other Instruments. Each Shareholder represents and warrants that, as of the Effective Date, the execution and delivery of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby in the manner contemplated hereby do not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any Law, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to such Shareholder or by which such Shareholder or any material portion of its properties is bound, except for conflicts, breaches and defaults that, individually or in the aggregate, would not have a material adverse effect upon the financial condition, business or operations of such Shareholder or upon such Shareholder’s ability to enter into and carry out its obligations under this Agreement.
6.4    Executing Parties. Each Shareholder represents and warrants that, as of the Effective Date, the person executing this Agreement on behalf of such Shareholder has full power and authority to bind such Shareholder to the terms hereof.
6.5    Corporate Opportunities.
(a)    Any Shareholder or any of its Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any Subsidiary thereof, and the Company, any Subsidiary thereof, the directors of the Company, the directors of any Subsidiary of the Company and the other Shareholders shall have no rights by virtue of this Agreement in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper.
(b)    To the fullest extent permitted by applicable Law and except as otherwise provided below, no Shareholder or any of its directors, principals, officers, shareholders, members, limited or general partners, fiduciaries, managers, employees and/or other representatives (the “Investor Equityholders”) or its or their Affiliates or director appointees shall be obligated to refer or present any particular business opportunity to the Company or any Subsidiary thereof even if such opportunity is of a character that, if referred or presented to the Company or any Subsidiary thereof, could be taken by the Company or any Subsidiary thereof, and any such Shareholder, Investor Equityholder or any of its or their Affiliates or director appointees, respectively, shall have the right to take for its own account (individually or as a partner, investor, member, participant or fiduciary) or to recommend to others such particular opportunity.

(c)    In the event that a Shareholder Director acquires knowledge of a potential transaction or other matter which may be a corporate or business opportunity for both the Company and the Shareholder that appointed such Shareholder Director or any Affiliate or other related party of such Shareholder, such Shareholder Director shall have fully satisfied and fulfilled the fiduciary duty of such director to the Company with respect to such corporate or other business opportunity, if such director acts in a manner consistent with the following policy: A business or corporate opportunity offered to any person who is a director but not an officer of the Company and who is a director, officer, employee, partner, owner, member or shareholder of a Shareholder or any of its Affiliates or other related parties shall belong to the Company only if such opportunity is expressly offered to such person in writing in his or her capacity as a director of the Company, and otherwise shall belong to such Shareholder or one of its Affiliates.
7.    Miscellaneous.
7.1    Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and Permitted Transferees.
7.2    Amendments. This Agreement may be amended at any time by approval of a Simple Majority of the Board of Directors in order to make corrections to errors in this Agreement. Other than as set forth above, this Agreement may be amended with the affirmative vote or written consent of Shareholders holding a majority of the Common Shares held by all Shareholders; provided that no amendment to this Agreement may adversely affect a Shareholder, including by adding any obligations, restrictions (including transfer restrictions) or limitations on a Shareholder, without the affirmative written consent of such Shareholder; provided that (without limiting the preceding proviso) if an amendment has a disproportionately material adverse effect with respect to the rights of any Shareholder under this Agreement, the affirmative vote or written consent of such Shareholder shall be required to effect such amendment; provided, further, that amendment of this proviso or the preceding proviso shall be deemed to have a disproportionately material adverse effect with respect to the rights of any Shareholder that has not approved such amendment; provided, further, the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company’s obligations hereunder. No provision of this Agreement may be waived except in a written instrument executed by the Shareholder against which such waiver is sought.
7.3    Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax or e-mail, to the address set forth opposite the Company’s name on Schedule B attached hereto, or at such address as such Shareholder may hereafter designate by written notice to the Company and maintained on the register of members from time to time. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax or e-mail, on the day delivered.
7.4    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda.
7.5    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Executed signature pages to this Agreement may be delivered by facsimile or other electronic means and such electronic signature pages will be deemed as sufficient as if actual signature pages had been delivered
7.6    Termination. The rights and obligations of any Shareholder under this Agreement shall terminate with respect to any Shareholder who owns less than five percent (5%) of the issued and outstanding Common Shares; provided, however, that, to the extent that such Shareholder is a Board Shareholder and has the right to appoint a Shareholder Director pursuant to Section 3.2, this Agreement shall terminate with respect to such Shareholder’s appointment rights when such Board Shareholder ceases to hold the requisite amount of the Company Shares described in Section 3.2 to appoint a Shareholder Director or has irrevocably waived in writing its rights under Section 3.2.
7.7    Entire Agreement. This Agreement and the Registration Rights Agreement (including the Schedules, Exhibits and Annexes hereto and thereto), and the Bye-laws constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.
7.8    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
7.9    Specific Performance. The Company and each of the Shareholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that (a) in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to specific performance of this Agreement and to enjoin any continuing breach of this Agreement (without the necessity of proving actual damages and without posting bond or other security), in addition to any other remedy to which such aggrieved party may be entitled at law or in equity, and (b) the Shareholders and the Company will waive the defense in any Action for specific performance or other equitable relief that a remedy at law would be adequate.

7.10    Jurisdiction. Any dispute, controversy, claim or action arising out of or relating to this Agreement or its interpretation, breach, validity, enforcement or termination shall be heard and determined in the federal courts of the United States located in the Southern District of the State of New York, or, if such courts do not have jurisdiction, the state courts of the State of New York sitting in the Borough of Manhattan, to whose exclusive jurisdiction and venue the parties hereto hereby irrevocably consent and submit. In any such action: (i) each party irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any New York Court; and (ii) each party irrevocably consents to service of process in the manner provided for notices under Section 7.3, or in any other manner permitted by applicable Law. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a trial court judgment.
7.11    Waiver of Right to Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD-PERSON CLAIM OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 7.11.
7.12    No Conflicting Agreement. Neither the Company, nor any Shareholder will, on or after the date of this Agreement, enter into any agreement with respect to the Company Securities beneficially owned or held of record by it which conflicts with the provisions hereof.
7.13    Conflicts with Company Organizational Documents. To the extent that any of the provisions of this Agreement conflict with any of the provisions of the Memorandum of Association or the Bye-laws, the provisions of the Memorandum of Association or Bye-laws, as the case may be, shall prevail and the Shareholders, the Board of Directors and the Company shall take such steps as are necessary, subject to applicable law, to amend this Agreement to not be in conflict with the Memorandum of Association or the Bye-laws, as the case may be.

IN WITNESS WHEREOF, this Shareholders Agreement has been duly executed by each of the parties hereto as of the date first written above.

HAMILTON INSURANCE GROUP, LTD.

/s/ Gemma Carreiro

Name: Gemma Carreiro
Title: General Counsel
[Signature Page to Shareholders Agreement]

BSOF MASTER FUND L.P.

By: Blackstone Strategic Opportunity Associates L.L.C., its general partner

/s/ Jack Pitts
Name: Jack Pitts
Title: Authorized Person

BSOF MASTER FUND II L.P.

By: Blackstone Strategic Opportunity Associates L.L.C., its general partner

/s/ Jack Pitts
Name: Jack Pitts
Title: Authorized Person
[Signature Page to Shareholders Agreement]

CITCO GLOBAL CUSTODY (NA) NV REF CTL as TT of MAGNITUDE MASTER FUND CL A

/s/ Steven Smiley
Name: Steven Smiley
Title: Authorized Signatory

/s/ Nancy Sun
Name: Nancy Sun
Title: Authorized Signatory

CITCO GLOBAL CUSTODY (NA) NV REF MAGNITUDE INSTITUTIONAL LTD

/s/ Steven Smiley
Name: Steven Smiley
Title: Authorized Signatory

/s/ Nancy Sun
Name: Nancy Sun
Title: Authorized Signatory
[Signature Page to Shareholders Agreement]

CITCO GLOBAL CUSTODY (NA) NV REF MAGNITUDE PARTNERS MASTER FUND LP

/s/ Steven Smiley
Name: Steven Smiley
Title: Authorized Signatory

/s/ Nancy Sun
Name: Nancy Sun
Title: Authorized Signatory

CITCO GLOBAL CUSTODY (NA) NV REF MAGNITUDE INSURANCE MASTER FUND LLC

/s/ Steven Smiley
Name: Steven Smiley
Title: Authorized Signatory

/s/ Nancy Sun
Name: Nancy Sun
Title: Authorized Signatory
[Signature Page to Shareholders Agreement]

SANGO HOKEN HOLDINGS, LLC

/s/ Richard A. Sauer
Name: Richard A. Sauer
Title: Treasurer
[Signature Page to Shareholders Agreement]

HOPKINS HOLDINGS, LLC

/s/ John A. Overdeck
Name John A. Overdeck
Title: Managing Member
[Signature Page to Shareholders Agreement]

Schedule A
SHAREHOLDERS OF HAMILTON INSURANCE GROUP, LTD.
Blackstone Investor
Citco Bank of Canada ref BSOF Master Fund LP and BSOF Master Fund II LP
Magnitude Investor
Citco Global Custody (NA) N.V. ref Magnitude Insurance Master Fund, LLC, Citco Global Custody (NA) N.V. ref Magnitude Institutional Ltd., Citco Global Custody (NA) N.V. ref CTL as TT of Magnitude Master Fund CL A, and Citco Global Custody (NA) N.V. ref Magnitude Partners Master Fund LP
Shareholder 1
Sango Hoken Holdings, LLC
Shareholder 2
Hopkins Holdings, LLC

Schedule B
NOTICE INFORMATION
Company
Hamilton Insurance Group, Ltd.
Wellesley House North, 1st Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
Attention:  General Counsel
Email:  legalnotices@hamiltongroup.com

Exhibit A
Hamilton Insurance Group, Ltd.
Shareholder Questionnaire (long form)
Provided: [_], 20[_]
Requested Return Date: [_], 20[_]
In accordance with the provisions of Section 87 of the Bye-Laws of Hamilton Insurance Group, Ltd. (the “Company”), in order to update the shareholder ownership analysis for purposes of “controlled foreign corporation” (“CFC”), “passive foreign income company” (“PFIC”), “related person insurance income” (“RPII”), and US-foreign country treaty eligibility analyses of the Company, and in accordance with Section 5 of the Bye-Laws of the Company, in order to determine the allocation of the voting power of the Company among the shareholders holding stock entitled to vote, the Company requests that you answer the questions set forth in this Investor Questionnaire. The Company acknowledges the confidential nature of the requested information and as required by Section 5.2 of the Shareholders Agreement of the Company, the Company shall take appropriate measures to protect the confidentiality of the information provided to the Company by you in response to this Investor Questionnaire.
For the purposes of this Investor Questionnaire “you” shall mean each investing individual or entity.
In each case where a question asks about your ownership or another person’s ownership in any entity, please provide your or the other person’s ownership percentage (in terms of both voting power and value).
Contact Persons:

For tax-related matters:	[Name] ([email], [phone])
[Name] ([email], [phone])

Other:	[Name] ([email], [phone])
[Name] ([email], [phone])
[Name] ([email], [phone])
Please return the completed Investor Questionnaire by no later than [_], [_], 20[_] to [Name] ([email]).

Questionnaire for Hamilton Insurance Group, Ltd. Investors Treated as
Partnerships for U.S. Federal Income Tax Purposes
1.Please confirm that you are treated as a partnership for U.S. federal income tax purposes. (For the purposes of each of the questions in this questionnaire, “partnership” means an entity or arrangement treated as a partnership and “partner” means a person treated and regarded as a partner in the partnership, in each case for U.S. federal income tax purposes.)
2.Please indicate whether you are considered to be domestic or foreign for U.S. federal income tax purposes and provide your full legal name.
3.Please list each of your partners and his, her or its percentage ownership interest in the partnership.
4.Please list the names of any persons having an option or a right as of the date hereof to acquire an interest in the partnership and the percentage interests subject to such option or right.
5.Please list (A) (i) each partnership in which you own a partnership interest, (ii) each corporation with respect to which you own 10 percent or more of the stock, and (iii) each trust with respect to which you are a beneficiary or owner, and (B) your percentage ownership interest therein. For purposes of this questionnaire, “corporation” means an entity treated as a corporation for U.S. federal income tax purposes, and “own” and “ownership” refers to direct, indirect or constructive ownership within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended.
6.On a separate page, to the extent applicable please identify each investor listed in Schedule I attached hereto that is a partner in your partnership and each entity listed in Schedule I attached hereto in which you own an interest.

Questionnaire for Hamilton Insurance Group, Ltd. Investors Treated as
Corporations for U.S. Federal Income Tax Purposes
1.Please confirm that you are treated as a corporation for U.S. federal income tax purposes. Have you elected to be treated as a Subchapter S corporation for U.S. federal income tax purposes? For the purposes of each of the questions in this questionnaire, “partnership” means an entity or arrangement treated as a partnership, “partner” means a person treated as a partner in the partnership, “corporation” means an entity treated as a corporation, and “shareholder” means a person treated and regarded as a shareholder of the corporation, in each case for U.S. federal income tax purposes.
2.Please indicate whether you are considered to be domestic or foreign for U.S. federal income tax purposes and provide your full legal name.
3.Please list each of your shareholders and his, her or its percentage ownership interest in the corporation. Please list any person having any option, warrant or other right to acquire your stock from you and the percentage ownership interest subject to such option, warrant or other right (without giving effect to the exercise of any unexercised options, warrants or other rights held by any other person). If you are publicly traded, you may identify only those shareholders having a 5% or greater interest in the corporation.
4.Please list (A) (i) each partnership in which you own a partnership interest, (ii) each corporation with respect to which you own 10 percent or more of the stock, and (iii) each trust with respect to which you are a beneficiary or owner, and (B) your percentage ownership interest therein. For purposes of this questionnaire, “own” and “ownership” refers to direct, indirect or constructive ownership within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended.
5.On a separate page, to the extent applicable please identify each investor listed in Schedule I that is a shareholder of your corporation and each entity listed in Schedule I in which you own an interest.

Questionnaire for Hamilton Insurance Group, Ltd. Investors Treated as
Individuals for U.S. Federal Income Tax Purposes
1.For U.S. federal income tax purposes, are you a U.S. citizen or resident or a nonresident alien?
2.Do any of your family members own any interest in the Company (including, shares of stock or warrants to acquire shares of stock)? For the purposes of each of the questions in this questionnaire, “family members” means your spouse, children, grandchildren and parents. If yes, please state the nature of the family relationship and how much stock or other interest each family member owns.
3.Please list (A) (i) each partnership in which you own a partnership interest, (ii) each corporation with respect to which you own 10 percent or more of the stock, and (iii) each trust with respect to which you are a beneficiary or owner, and (B) your percentage ownership interest therein. For the purposes of each of the questions in this questionnaire, “partnership” means an entity or arrangement treated as a partnership, “partner” means a person treated as a partner in the partnership, and “corporation” means an entity treated as a corporation, in each case for U.S. federal income tax purposes. For purposes of this Question 3 and Question 4, “own” and “ownership” refers to direct, indirect or constructive ownership within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended.
4.On a separate page, to the extent applicable please identify any entity listed in Schedule I attached hereto in which you own an interest.
5.On a separate page, to the extent applicable please identify any entity listed in Schedule I attached hereto in which a family member owns an interest.

Questionnaire for Hamilton Insurance Group, Ltd. Investors Treated as
Trusts for U.S. Federal Income Tax Purposes
1.Please confirm that you are treated as a trust for U.S. federal income tax purposes.
2.Please indicate whether you are considered to be domestic or foreign for U.S. federal income tax purposes and provide your full legal name.
3.Please list each of your beneficiaries or owners (as determined for U.S. federal income tax purposes) and his, her or its percentage ownership interest in the trust.
4.Please list the names of any persons having an option or a right as of the date hereof to acquire an interest in the trust and the percentage interests subject to such option or right.
5.Please list (A) (i) each partnership in which you own a partnership interest, (ii) each corporation with respect to which you own 10 percent or more of the stock, and (iii) each trust with respect to which you are a beneficiary or owner, and (B) your percentage ownership interest therein. For the purposes of each of the questions in this questionnaire, “partnership” means an entity or arrangement treated as a partnership, “partner” means a person treated as a partner in the partnership, and “corporation” means an entity treated as a corporation, in each case for U.S. federal income tax purposes, and “own” and “ownership” refers to direct, indirect or constructive ownership within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended.
6.On a separate page, to the extent applicable please identify each investor listed in Schedule I attached hereto that is a beneficiary or owner in your trust and each entity listed in Schedule I attached hereto in which you own an interest.

      SCHEDULE I
List of Investors
INVESTORS:
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INDEPENDENT INVESTORS:
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